FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Tracy Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com

Wright Medical Group N.V. Reports 2017 Third Quarter Financial Results and Updated 2017 Annual Guidance

Third Quarter 2017 Net Sales of $170.5 Million

Third Quarter 2017 Net Loss From Continuing Operations of $34 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of Positive $12 Million

U.S. Upper Extremities Business Increased 19%, Led by Ongoing Launch of PERFORM™ Reversed Glenoid

Company Updates Previously Provided Full-Year 2017 Net Sales Guidance to $740 Million to $745 Million

Company Increases Full-Year 2017 Non-GAAP Adjusted EBITDA Guidance to $84 Million to $88 Million

AMSTERDAM, The Netherlands - November 1, 2017 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its third quarter ended September 24, 2017 and updated 2017 annual guidance.

Net sales from continuing operations totaled $170.5 million during the third quarter ended September 24, 2017, representing 8% as reported and constant currency growth. Gross margins from continuing operations were 77.5% during the quarter ended September 24, 2017 and were 78.2% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “Our U.S. upper extremities business had an exceptional quarter and grew 19%. However, in total, the third quarter fell short of our expectations. The third quarter was negatively impacted by the hurricanes. In addition, our U.S. lower extremities business did not perform as we expected as the benefit from the sales force additions is developing slower than we originally anticipated. We have adjusted our net sales guidance accordingly. Despite this impact, we made positive progress on non-GAAP adjusted EBITDA margins, which improved approximately 370 basis points over prior year.”

Palmisano continued, “Highlights in the quarter included 19% sales growth in U.S. shoulders, led by the ongoing launch of our PERFORM Reversed glenoid, which is on a strong growth trajectory, and continued contributions from our SIMPLICITI shoulder system. We anticipate that our PERFORM Reversed launch and accelerating adoption of BLUEPRINT enabling technology will drive strong shoulder revenue growth for the remainder of the year and beyond as additional instrument sets are delivered to the U.S. field.”

Palmisano further commented, “In U.S. lower extremities, our technologically advanced products, which include AUGMENT Bone Graft, SALVATION Limb Salvage and Total Ankle Replacement continued to perform well, growing 16% or about twice the overall market growth rate in the quarter. Growth in the core U.S. lower extremities and core biologics portfolio was significantly lower than our more technologically advanced products due to slower than anticipated benefit from the sales rep additions that we made earlier in the year. We expect to see improvement in the fourth quarter and beyond as the larger footprint, new products and new reps expanding relationships begin to take effect.”

Net loss from continuing operations for the third quarter of 2017 totaled $34.1 million, or $(0.33) per diluted share.

The company’s net loss from continuing operations for the third quarter of 2017 included $3.3 million of transition costs, $11.5 million of non-cash interest expense related to its convertible notes, an $8.9 million tax benefit related to the realizability of net operating losses, an unrealized gain of $0.2 million related to mark-to-market adjustments on derivatives, and a $4.5 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition.

The company's third quarter 2017 non-GAAP net loss from continuing operations, as adjusted for the above items, was $23.8 million. The company's third quarter 2017 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was a positive $12.4 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash, cash equivalents and restricted cash totaled $277.8 million as of the end of the third quarter of 2017. This amount includes $38.9 million classified as restricted cash on the company’s balance sheet that is held in escrow to fund a portion of the metal-on-metal hip litigation Master Settlement Agreement (MSA).

Palmisano concluded, “I believe we are positioned well for future success in both our upper and lower extremities businesses. We have focused sales organizations, highly differentiated products and robust future product development pipelines. I believe that these advantages will enable us to continue to drive high revenue growth rates, gross margins in the high 70% range and non-GAAP adjusted EBITDA margins of approximately 20% in the next two years.”

Outlook

The company is updating its previous net sales guidance range for full-year 2017 of approximately $755 million to $765 million and now anticipates net sales for full-year 2017 of approximately $740 million to $745 million. This guidance range assumes an approximate 1% tailwind from currency for the fourth quarter of 2017, which is approximately 1% of cushion as compared to current rates. In addition, this range implies fourth quarter of 2017 constant currency net sales growth of 6% to 8%, excluding the estimated $7 million impact of the four extra selling days in fourth quarter of 2017.

The company is increasing its full-year 2017 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, to be in the range of $84 million to $88 million from its previous range of $78.5 million to $85.5 million.

The company is also increasing its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2017 to $(0.28) to $(0.24) per diluted share from its previous range of $(0.33) to $(0.26) per diluted share.

The company estimates approximately 104.5 million diluted weighted average ordinary shares outstanding for fiscal year 2017.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to the divested large joints business, legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle replacement and silastic toe products.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the 2017, 2020 and 2021 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-

to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this adjusted earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; and any expenses, earnings or losses related to the divested large joints business.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the third quarter of 2017 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on November 1, 2017 through November 8, 2017. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 65776375. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's 2017 convertible notes, 2020 convertible notes and 2021 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, write-off of unamortized debt discount and deferred financing charges following the partial settlement of 2017 convertible notes and 2020 convertible notes, mark-to-market adjustments on CVRs, transaction and transition costs and tax impacts from changes in the realizability of net operating losses, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2017, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations; anticipated strong shoulder revenue growth and growth in lower extremities and biologics products in the fourth quarter and beyond; anticipated benefits from the company’s expanded U.S. sales force, greater focus on its core product portfolio, greater incentives to drive growth and differentiated new products; and the company’s ability to achieve its key financial goals. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; failure of the company’s recent U.S. sales force additions, focus on core product portfolio and incentives to drive U.S. lower extremities and biologics sales or delay in realization thereof; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 25, 2016 filed by Wright with the SEC on February 23, 2017 and in other subsequent SEC filings by Wright. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net sales	$170,503	$157,332	$527,387	$497,339
Cost of sales [1]	38,421	46,149	113,669	141,824
Gross profit	132,082	111,183	413,718	355,515
Operating expenses:
Selling, general and administrative	131,421	129,840	392,073	401,069
Research and development	11,992	12,481	36,971	36,705
Amortization of intangible assets	7,178	7,466	21,574	21,407
Total operating expenses	150,591	149,787	450,618	459,181
Operating loss	(18,509)	(38,604)	(36,900)	(103,666)
Interest expense, net	18,978	16,795	55,512	41,673
Other expense (income), net	5,457	(365)	6,875	(3,494)
Loss from continuing operations before income taxes	(42,944)	(55,034)	(99,287)	(141,845)
Benefit for income taxes	(8,822)	(2,325)	(7,498)	(6,913)
Net loss from continuing operations	$(34,122)	$(52,709)	$(91,789)	$(134,932)
Loss from discontinued operations, net of tax	(97,748)	$(57,436)	$(139,942)	$(252,571)
Net loss	$(131,870)	$(110,145)	$(231,731)	$(387,503)

Net loss from continuing operations per share, basic and diluted	$(0.33)	$(0.51)	$(0.88)	$(1.31)
Net loss from discontinued operations per share, basic and diluted	$(0.93)	$(0.56)	$(1.34)	$(2.46)

Net loss per share, basic and diluted	$(1.26)	$(1.07)	$(2.22)	$(3.77)

Weighted-average number of shares outstanding-basic and diluted	104,836	103,072	104,292	102,854
___________________________

[1]	Cost of sales includes amortization of inventory step-up adjustment of $10.3 million and $30.9 million for the three and nine months ended September 25, 2016, respectively.

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Nine months ended
	September 24, 2017	September 25, 2016	% change	September 24, 2017	September 25, 2016	% change
U.S.
Lower extremities	51,417	51,586	(0.3)%	161,228	158,872	1.5%
Upper extremities	54,788	46,207	18.6%	168,280	146,117	15.2%
Biologics	18,640	18,247	2.2%	56,547	53,167	6.4%
Sports med & other	2,019	2,025	(0.3)%	5,899	6,326	(6.7)%
Total U.S.	$126,864	$118,065	7.5%	$391,954	$364,482	7.5%

International
Lower extremities	13,963	14,201	(1.7)%	42,372	45,984	(7.9)%
Upper extremities	21,197	17,326	22.3%	66,606	62,241	7.0%
Biologics	5,193	4,739	9.6%	15,492	13,804	12.2%
Sports med & other	3,286	3,001	9.5%	10,963	10,828	1.2%
Total International	$43,639	$39,267	11.1%	$135,433	$132,857	1.9%

Global
Lower extremities	65,380	65,787	(0.6)%	203,600	204,856	(0.6)%
Upper extremities	75,985	63,533	19.6%	234,886	208,358	12.7%
Biologics	23,833	22,986	3.7%	72,039	66,971	7.6%
Sports med & other	5,305	5,026	5.6%	16,862	17,154	(1.7)%
Total net sales	$170,503	$157,332	8.4%	$527,387	$497,339	6.0%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended September 24, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	0%	(4%)	(2%)	(1%)	(1%)
Upper extremities	19%	18%	22%	19%	20%
Biologics	2%	7%	10%	3%	4%
Sports med & other	0%	6%	9%	4%	6%
Total net sales	7%	8%	11%	8%	8%

	Nine months ended September 24, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	1%	(6%)	(8%)	0%	(1%)
Upper extremities	15%	8%	7%	13%	13%
Biologics	6%	13%	12%	8%	8%
Sports med & other	(7%)	4%	1%	0%	(2%)
Total net sales	8%	4%	2%	6%	6%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net loss from continuing operations, as reported	$(34,122)	$(52,709)	$(91,789)	$(134,932)
Net loss from continuing operations per share, as reported	$(0.33)	$(0.51)	$(0.88)	$(1.31)
Reconciling items:
Inventory step-up amortization	—	10,306	—	30,922
Non-cash interest expense on convertible notes [1]	11,494	10,516	33,743	25,812
Non-cash loss on extinguishment of debt	—	—	—	12,343
Derivatives mark-to-market adjustments [2]	(199)	(3,187)	(4,163)	(26,460)
Transaction and transition costs	3,311	8,105	9,485	27,952
Management changes	—	—	—	1,348
CVR mark-to-market adjustments [2]	4,485	2,243	6,721	8,968
Contingent consideration fair value adjustment [2]	133	70	309	376
Legal settlement	—	—	—	1,800
Costs associated with 2021 Notes issuance	—	—	—	234
Tax benefit related to realizability of net operating losses	(8,928)	—	(8,928)	—
IRS settlement [3]	—	—	—	(3,073)
Tax effect of reconciling items [4]	—	(2,313)	(70)	(5,634)
Non-GAAP net loss from continuing operations, as adjusted	$(23,826)	$(26,969)	$(54,692)	$(60,344)
Add back amortization of intangible assets	7,178	7,466	21,574	21,407
Adjusted non-GAAP earnings	$(16,648)	$(19,503)	$(33,118)	$(38,937)
Weighted-average basic shares outstanding	104,836	103,072	104,292	102,854
Adjusted non-GAAP earnings per share	$(0.16)	$(0.19)	$(0.32)	$(0.38)
_______________________________

[1]	Impacting interest expense, net

[2]	Impacting other expense (income), net

[3]	IRS Settlement includes $0.8 million of interest income and $2.3 million tax benefit.

[4]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net loss from continuing operations	$(34,122)	$(52,709)	$(91,789)	$(134,932)
Interest expense, net	18,978	16,795	55,512	41,673
Benefit from income taxes	(8,822)	(2,325)	(7,498)	(6,913)
Depreciation	15,000	14,885	42,124	41,005
Amortization	7,178	7,466	21,574	21,407
Non-GAAP EBITDA	$(1,788)	$(15,888)	$19,923	$(37,760)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	5,445	3,528	14,131	9,901
Other expense (income), net	5,457	(365)	6,875	(3,494)
Inventory step-up amortization	—	10,306	—	30,922
Transaction and transition costs	3,311	8,105	9,485	27,952
Management changes	—	—	—	1,348
Legal settlement	—	—	—	1,800
Costs associated with 2021 Notes issuance	—	—	—	234
Non-GAAP adjusted EBITDA	$12,425	$5,686	$50,414	$30,903
Net sales from continuing operations	170,503	157,332	527,387	497,339
Non-GAAP adjusted EBITDA margin	7.3%	3.6%	9.6%	6.2%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Gross profit from continuing operations, as reported	$132,082	$111,183	$413,718	$355,515
Gross margins from continuing operations, as reported	77.5%	70.7%	78.4%	71.5%
Reconciling items impacting gross profit:
Inventory step-up amortization	—	10,306	—	30,922
Transaction and transition costs	1,310	1,573	1,995	3,651
Non-GAAP gross profit from continuing operations, as adjusted	$133,392	$123,062	$415,713	$390,088
Net sales from continuing operations	170,503	157,332	527,387	497,339
Non-GAAP adjusted gross margins from continuing operations	78.2%	78.2%	78.8%	78.4%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net sales	$170,503	$157,332	$527,387	$497,339

Selling, general and administrative expense, as reported	$131,421	$129,840	$392,073	$401,069
Selling, general and administrative expense as a percentages of net sales, as reported	77.1%	82.5%	74.3%	80.6%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	1,878	6,382	7,267	23,913
Management changes	—	—	—	1,348
Legal settlement	—	—	—	1,800
Costs associated with 2021 Notes issuance	—	—	—	234
Selling, general and administrative expense, as adjusted	$129,543	$123,458	$384,806	$373,774
Selling, general and administrative expense as a percentage of net sales, as adjusted	76.0%	78.5%	73.0%	75.2%

Research & development expense, as reported	$11,992	$12,481	$36,971	$36,705
Research & development expense as a percentages of net sales, as reported	7.0%	7.9%	7.0%	7.4%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	122	150	222	389
Research & development expense, as adjusted	$11,870	$12,331	$36,749	$36,316
Research & development expense as a percentage of net sales, as adjusted	7.0%	7.8%	7.0%	7.3%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 24, 2017	December 25, 2016
Assets
Current assets:
Cash and cash equivalents	$238,867	$262,265
Restricted cash	38,922	150,000
Accounts receivable, net	114,948	130,602
Inventories	172,311	150,849
Prepaid expenses and other current assets	76,071	65,909
Total current assets	641,119	759,625

Property, plant and equipment, net	211,785	201,732
Goodwill and intangible assets, net	1,087,477	1,082,839
Other assets	260,302	246,390
Total assets	$2,200,683	$2,290,586

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$43,481	$32,866
Accrued expenses and other current liabilities	387,561	407,704
Current portion of long-term obligations	56,783	33,948
Total current liabilities	487,825	474,518
Long-term obligations	818,873	780,407
Other liabilities	355,469	348,797
Total liabilities	1,662,167	1,603,722

Shareholders' equity	538,516	686,864
Total liabilities and shareholders' equity	$2,200,683	$2,290,586

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